EXHIBIT 5.1
EXHIBIT 23.2

HNI Corporation 600 East Second Street P.O. Box 1109 Muscatine, Iowa 52761-0071

May 25, 2021

Re:    HNI Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by HNI Corporation, an Iowa corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares that may be issued under the HNI Corporation 2021 Stock-Based Compensation Plan (the “Plan”), consisting of (i) 2,150,000 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), (ii) 856,233 shares of Common Stock that remained available for issuance under the HNI Corporation 2017 Stock-Based Compensation Plan and the HNI Corporation 2007 Stock-Based Compensation Plan (collectively, the "Prior Plans”) as of March 9, 2021, and (iii) 3,000,000 shares of Common Stock underlying equity awards issued under the Prior Plans that were outstanding as of March 9, 2021, and that may be available for future awards under the Plan pursuant to Section 4.1(a) thereof.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, as amended, the Company’s Amended and Restated By-laws, the Plan, the resolutions adopted by the board of directors of the Company relating to the Plan, and the proposals adopted by the shareholders of the Company relating to the Plan at the Company’s 2021 Annual Meeting of Shareholders. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, I am of the opinion each Plan Share newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Plan Share shall have been duly issued and delivered in accordance with the Plan; and (iii) certificates representing such Plan Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Plan Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan.

This opinion letter is limited to the laws of the State of Iowa. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit I am in the category of persons for whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Steven M. Bradford
Senior Vice President, General Counsel and Secretary of HNI Corporation